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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

     Contact:

          Glenn Sblendorio
          Chief Financial Officer
          T: ###-##-####
          F: 212-824-3240
          E-mail:glenn.sblendorio@eyetech.com
          www.eyetech.com
          ---------------

           Eyetech Pharmaceuticals, Inc. Files Registration Statement

     New York, NY -- May 13, 2004 -- Eyetech Pharmaceuticals, Inc. (Nasdaq:
EYET) announced today that it has filed a registration statement with the Securities and Exchange Commission covering a proposed offering of 4,000,000 shares of its common stock, par value $0.01 per share, plus an additional 600,000 shares of its common stock to cover over-allotments, if any. Eyetech will not sell any shares in, or receive any proceeds from, the offering. All of the shares will be sold by selling stockholders.

     The joint book-running managers of the offering are Merrill Lynch & Co. and Morgan Stanley, and Bear, Stearns & Co. Inc. is acting as co-manager.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     A copy of the preliminary prospectus relating to this offering, when available, may be obtained by contacting either Merrill Lynch's prospectus department at 4 World Financial Center, New York, NY 10080 or Morgan Stanley's prospectus department at 1585 Broadway, New York, NY 10036-8200.

     About Eyetech

     Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc. for the prevention and treatment of diseases of the eye and related conditions.

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     Safe Harbor Statement

     This press release contains forward-looking statements that involve substantial risks and uncertainties. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in our Securities and Exchange Commission filings. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.